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                                                                       Exhibit 1


                    THE PENN MUTUAL LIFE INSURANCE COMPANY
                              EXECUTIVE COMMITTEE
                                      OF
                             THE BOARD OF TRUSTEES

                          Variable Annuity Contract,
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              Separate Account And Investment Company Resolutions
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                                April 13, 1982

     WHEREAS, it is advisable for the Company to establish a new separate account and investment company for investments pursuant to variable annuity contracts to be issued by the Company and it is advisable for the officers of the Company to take all action necessary to comply with applicable regulations and to provide for the successful operation of the variable annuity business, it is

     RESOLVED, that the Company hereby establishes, pursuant to Section 406.2 of the Pennsylvania Insurance Company Law of 1921, as amended, a separate account, designated Penn Mutual Variable Annuity Account III or such other name as the officers of the Company deem appropriate (the "Separate Account");

     RESOLVED FURTHER, the Separate Account shall be used for variable annuity contracts (the "Contracts") which provide that part or all of the payments and benefits thereunder will reflect the investment experience of investments held in the Separate Account;

     RESOLVED FURTHER, the officers of the Company are hereby, authorized to take all action necessary to: (a) register the Separate Account as a unit investment trust under the Investment Company Act of 1940; (b) register the Contracts under the Securities Act of 1933 in such amounts as the officers of the Company shall from time to time deem appropriate; (c) apply for such exemptions from, and other orders pursuant to, the Investment Company Act of 1940 as the officers of the Company shall deem necessary or desirable; and
(d),take all other action . necessary or desirable to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and all other applicable state and federal laws in connection with offering the Contracts and the operations of the Separate Account;

     RESOLVED FURTHER, the officers of the Company are hereby authorized to take all action necessary to: (a) sponsor and organize a corporation under the laws of such state as they may determine to serve as an investment company for the Separate Account; (b) cause the corporation to establish a money market fund;
(c) cause the corporation to be registered as a no-load, open-end, diversified investment company under the Investment Company Act of 1940; (d) cause the shares of the corporation to be registered under the Securities Act of 1933; and
(e) protect investments in the corporation.